As filed with the Securities and Exchange Commission on November 8, 2021

Registration No. 333-194972

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment to Form S-3 Registration Statement No. 333-194972

UNDER THE SECURITIES ACT OF 1933

GTT Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2096338
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7900 Tysons One Place
Suite 1450
McLean Virginia 22101
(703) 442-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donna Granato
Chief Financial Officer
GTT Communications, Inc.
7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
(703) 442-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Daniel Fisher
Jesse Brush
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
(212) 872-1046

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statement on Form S-3 (the “Registration Statement”), filed by GTT Communications, Inc., a Delaware corporation (the “Registrant”), which has been previously filed with the Securities and Exchange Commission (the “SEC”):

•Registration Statement No. 333-194972 on Form S-3, filed with the SEC on April 1, 2014, as amended by Amendment No. 1 filed on April 25, 2014.

The Registrant has terminated any offering pursuant to the Registration Statement as described above. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant has filed this Post-Effective Amendment to remove from registration all securities that were previously registered and that remain unsold under the Registration Statement, if any, as of the date hereof. The Registrant has filed this Post-Effective Amendment to amend the Registration Statement, as appropriate, to reflect the deregistration of such securities and to terminate the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on November 8, 2021.

By: /s/ Donna Granato
Donna Granato
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.